SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2017

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IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100
Austin, Texas, 78744
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On February 24, 2017, Ideal Power Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), with the institutional and other accredited investors identified therein (each, an “Investor” and collectively, the “Investors”), relating to a private placement (the “Private Placement”) of the Company’s common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”). The Company also agreed to sell to Investors whose purchase of Common Stock would have resulted in such Investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of this offering, shares of the Company’s newly designated Series A Convertible Preferred Stock (the “Preferred Stock”). Each share of Preferred Stock is convertible, subject to certain beneficial ownership limitations described in Item 3.02 below, into one share of Common Stock (the “Conversion Shares” and, collectively with the Preferred Stock, the Common Stock, the Warrants and the Warrant Shares, the “Securities”). Under the Purchase Agreement, each share of Common Stock or Preferred Stock is being sold together with a Warrant to purchase one share of Common Stock at a price of $2.535 per share of Common Stock and related Warrant, or per share of Preferred Stock and related Warrant. The Investors have agreed to purchase an aggregate of approximately 5,208,860 shares of Common Stock and 708,430 shares of Preferred Stock together with Warrants to purchase approximately 5,917,154 shares of Common Stock for aggregate gross proceeds of approximately $15 million. The Warrants have an exercise price of $2.41 per share, are non-exercisable for the first six months and will expire three years from the date of issuance. The Investors include all executive officers and directors of the Company, each of whom agreed to purchase the Securities on the same terms and conditions as the other Investors. The closing of the Private Placement (the “Closing”) is expected to occur on or about March 3, 2017, subject to satisfaction of customary closing conditions.

National Securities Corporation (“National”) has acted as the Company’s exclusive placement agent in connection with the Private Placement. At Closing, the Company will pay National a cash placement agent fee equal to 7.5% of the gross proceeds of the Private Placement. The Company will also issue to National a warrant (the “Agent Warrant”) to purchase up to that number of shares of Common Stock equal to 4% of the shares of Common Stock or Preferred Stock (excluding the shares of Common Stock underlying the Warrants) sold in the Private Placement. The Agent Warrant will be exerciable commencing 12 months and ending three years from the Closing at an exercise price of $2.89 per share and shall otherwise conform to the terms and conditions of the Warrants sold to the investors in the Private Placement.

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. The representations, warranties and covenants made by the Company in the Purchase Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements and such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

At the Closing, the Company also will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company will agree to register for resale the shares of Common Stock, the Warrant Shares and the Conversion Shares sold or issuable in the Private Placement (the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company will be obligated to file a registration statement covering the resale or other disposition of the Registrable Securities by the Investors no later than 30 days after the Closing and to cause the registration statement to become effective no later than the earlier of (i) five business days after the Securities and Exchange Commission (the “SEC”) informs the Company that no review of the registration statement will be made or that the SEC has no further comments on the registration statement or (ii) 90 days after the Closing. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including the Company’s failure to file the registration statement or cause it to become effective by the deadlines set forth above, or the Company’s failure to make available to Investors the benefits of Rule 144.

The Securities to be issued in the Private Placement were offered and will be sold exclusively to accredited investors in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The foregoing summaries of the Purchase Agreement, Registration Rights Agreement and the Warrants are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1, 10.2 and 4.1 hereto and are incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On February 27, 2017, Ideal Power Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2016. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety into this Item 2.02. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The Company will host a conference call with investors to discuss the results. The conference call will begin at 4:30 p.m. Eastern time on Monday, February 27, 2017. The call may be accessed in the U.S. by dialing 1-888-203-7337 and entering the passcode: 7770368. A webcast of the call may be found at http://public.viavid.com/index.php?id=123092. The webcast replay will be available on the Company’s website, www.idealpower.com.

The information furnished under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On February 24, 2017, the Company entered into an exchange agreement (the “Exchange Agreement”) with certain Investors that are affiliates of AWM Investment Company (the “Exchanging Stockholders”), pursuant to which the Company effected the exchange of 810,000 shares of Common Stock held by the Exchanging Stockholders for 810,000 shares of Preferred Stock. Pursuant to the terms of the Preferred Stock, the Exchanging Stockholders have the right to convert the Preferred Stock into shares of Common Stock on a one-for-one basis, subject to adjustment in the event of stock splits, recapitalizations and other similar events; provided, however, that the Preferred Stock cannot be converted by the Exchanging Stockholders if, after giving effect thereto, the Exchanging Stockholders would beneficially own more than 9.99% of the Company’s Common Stock (the “Conversion Limitation”), The Conversion Limitation can be increased or decreased by the Exchanging Stockholders, but in no event can exceed 9.99%, in each case calculated as provided in the certificate of designation establishing the Preferred Stock. The holders of the Preferred Stock will not have the right to vote on any matter except to the extent required by Delaware law.

The Preferred Stock was issued without registration under the Securities Act in reliance on the exemption from registration contained in Section 3(a)(9) thereof.

The description of the Exchange Agreement and the terms of the Preferred Stock are not complete and are qualified in their entirety by reference to the Exchange Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, which are filed as Exhibit 10.3 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants made by the Company in the Exchange Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements and such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 8.01     Other Events.

 On February 27, 2017, the Company issued a press release announcing the Private Placement. A copy of the Company’s press release is being filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
4.1	Form of Investor Warrant
10.1	Purchase Agreement, dated February 24, 2017 between the Registrant and the Investors party thereto
10.2	Form of Registration Rights Agreement between the Registrant and the Investors party thereto
10.3	Exchange Agreement, dated February 24, 2017, by and among the Company and the common stockholders listed in Schedule 1 thereto
99.1	Earnings press release issued February 27, 2017
99.2	Private placement press release issued February 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017

IDEAL POWER INC.

By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
4.1	Form of Investor Warrant
10.1	Purchase Agreement, dated February 24, 2017 between the Registrant and the Investors party thereto
10.2	Form of Registration Rights Agreement between the Registrant and the Investors party thereto
10.3	Exchange Agreement, dated February 24, 2017, by and among the Company and the common stockholders listed in Schedule 1 thereto
99.1	Earnings press release issued February 27, 2017
99.2	Private placement press release issued February 27, 2017